EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form SB-2) of Convergence Ethanol, Inc. with respect to our report dated January 12, 2007, on the financial statements included in the Annual Report (Form 10K-SB) for the fiscal years ended September 30, 2006 and 2005.

/s/ Kabani & Company, Inc.
Kabani & Company, Inc.
Los Angeles, California
June 12, 2007